EXHIBIT 10.2

C1 BANK
CASH INCENTIVE PLAN

SECTION 1. Purpose.  The purpose of the C1 Bank Cash Incentive Plan (the “Plan”) is to advance the interests of C1 Bank, a Florida corporation (the “Company”) and wholly-owned subsidiary of C1 Financial, Inc. (the “Parent”), and its Affiliates by recognizing contributions and rewarding performance of key employees of the Company and its Affiliates.  The Plan was adopted by the Parent’s Board of Directors on July 17, 2014.

SECTION 2.  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

(a)           “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and (iii) any other company which the Committee determines should be treated as an “Affiliate”.

(b)           “Award” means a cash-based incentive compensation award opportunity granted under the Plan.

(c)           “Board” means the Board of Directors of the Parent.

(d)           “Bonus Period” means any period or periods designated by the Committee for determining Awards under the Plan.

(e)           “Committee” means the Executive Compensation Committee of the Board or such other committee as may be designated by the Board.  If the Board shall so elect, all references herein to the “Committee” shall refer to the Board.

(f)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Code shall include any successor provision thereto.

(g)           “Employee” means a full-time employee or a part-time employee who works an average of at least 20 hours per week during any Bonus Period.

(h)           “Participant” means an Employee of the Company or its Affiliates designated by the Committee as a participant in the Plan for any Bonus Period.

SECTION 3.  Plan Administration.  The Committee shall have full discretion, power and authority to administer and interpret the Plan and to establish rules and procedures for its administration as the Committee deems necessary and appropriate. The Committee may delegate to one or more officers or employees of the Company the authority to administer the plan and grant Awards, including without limitation, the authority to determine the terms, conditions and amount of any Award.  Any interpretation of the Plan or other act or decision on any matter pertaining to the Plan that is made by the Committee (or its delegate) in its discretion in good faith shall be final and binding on all parties.

SECTION 4.  Eligibility.  Awards may be granted to Participants selected by the Committee in its sole discretion.

SECTION 5. Terms of Awards.  Awards granted under the Plan (or any program implemented thereunder) for each Bonus Period shall be communicated to Participants in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.  Awards may be discretionary or earned based on factors, criteria, or objectives determined by the Committee which may include the performance measures set forth in Section 9(b) of the C1 Financial, Inc. 2014 Omnibus Incentive Plan, the personal goals of the individual or any other criteria established by the Committee.  The Committee may at its discretion increase or decrease the amount of an Award.

            SECTION 6.  Time and Form of Payment.  All payments in respect of Awards granted under this Plan shall be made in cash no later than 60 days following the end of the applicable Bonus Period.  Unless otherwise provided by the Committee, a Participant must be actively employed by or providing substantial services to the Company or its Affiliates at the time Awards are paid in respect of a Bonus Period in order to be eligible to receive payment in respect of such Award.  Awards payable to Participants hired during the relevant Bonus Period or to Participants on approved leave of absence for a portion of any Bonus Period may have their Award for that Bonus Period proportionately reduced based on their total number of days worked.

 SECTION 7.  Plan Amendment and Termination.  Except as explicitly prohibited by law, this Plan is provided at the Company’s sole discretion and the Board or the Committee may modify or terminate it at any time, prospectively or retroactively, without notice or obligation for any reason, subject to obtaining any necessary stockholder approval as required by law, regulation or listing exchange requirement.  In addition, there is no obligation to extend the Plan or to establish a replacement plan in subsequent years.

SECTION 8.  Miscellaneous Provisions.

(a)           No Rights to Awards.  No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each Participant.  Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants.  The Company, in its sole discretion, maintains the right to make available future grants hereunder.

(b)           Withholding.  The Company shall be authorized to deduct and withhold from any Award granted or from any compensation or other amount owing to a Participant under the Plan any amounts required to be deducted and withheld in respect of an Award under the provisions of any applicable federal, state and local statute, law, or regulation.

(c)           Section 409A of the Code.  It is the intention of the Company that this Plan be exempt from, or if not so exempt, comply with, the requirements of Section 409A of the Code and any guidance issued thereunder including, without limitation, the six month delay for payments of deferred compensation to “specified employees” upon separation from service pursuant to Section 409A(a)(2)(B)(i) of the Code (if applicable), and the Plan shall be interpreted, operated and administered accordingly.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(d)           No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)           No Assignment or Transfer.  None of the rights, benefits, obligations or duties under the Plan may be assigned or transferred by any Participant.  Participation in the Plan does not give a Participant any ownership, security or other rights in any assets of the Company or its Affiliates.

(f)           No Right to Continued Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any of its Affiliates for any specific duration.  Further, the Company or any Affiliate may at any time terminate a Participant’s employment, free from any liability or claim under the Plan.  The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the terms of the Award.

(g)           Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award shall be determined in accordance with the laws of the State of Florida, without application of the conflict of laws principles thereof.

(h)           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed amended to conform to applicable laws.

(i)           Plan Funding.  The Plan shall be unfunded.  Neither the Plan nor any Award shall be deemed to require the Company to deposit, invest or set aside amounts for the payment of any Awards under the Plan.  To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.